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                                                                    EXHIBIT 10.2


                           K2 DESIGN, INC. 1997 STOCK
                                 INCENTIVE PLAN

                        NOTICE OF RESTRICTED STOCK AWARD

         Gary W. Brown (the "Common Holder") has been granted restricted shares of Common Stock of K2 Design, Inc. (the "Company') on the following terms:

         Name of Recipient:                           Gary W. Brown

         Total Number of Shares Granted:              100,000

         Fair Market Value per Share:                 $5.00

         Total Fair Market Value of Award:            $500,000

         Date of Grant:                               April 14, 2000

         Vesting Commencement Date:                   April 14, 2000


By Common Holder's signature and the signature of the Company's representative below, Common Holder and the Company agree that the shares are granted under and governed by the terms and conditions of the 1997 K2 Design, Inc. Stock Incentive Plan and the Restricted Stock Agreement, both of which are attached to and made a part of this document.


COMMON HOLDER:                              K2 DESIGN, INC.

  /s/ Gary Brown                            By: /s/ Lynn Fantom
--------------------------

                                            Title: President
--------------------------
(Print Name)


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                           K2 DESIGN, INC. 1997 STOCK
                                 INCENTIVE PLAN

                           RESTRICTED STOCK AGREEMENT

                                    RECITALS

         WHEREAS, Common Holder has entered into an Employment Agreement with the Company, dated as of April 14, 2000 (the "Employment Agreement");

         WHEREAS, pursuant to the Employment Agreement, the Company will grant to Common Holder 100,000 shares of the Common Stock of the Company (as further defined below, the "Shares"), subject to the vesting requirements and other terms and conditions set forth herein; and

         WHEREAS, in connection with the grant of the Shares, the Common Holder has agreed to enter into this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

         1.       Definitions.

                  (a) "Approved Transaction" shall have the meaning assigned to such term in the Employment Agreement.

                  (b) "Cause" shall have the meaning assigned to such term in the Employment Agreement.

                  (c) "Common Stock" shall mean K2 Design, Inc.'s Common Stock.

                  (d) "Good Reason" shall have the meaning assigned to such term in the Employment Agreement.

                  (e) "Shares" shall mean the 100,000 shares of Common Stock awarded to the Common Holder pursuant to the Employment Agreement and the terms and conditions of this Agreement. For purposes of Section 4, "Shares" shall additionally include any shares of the Company's Common Stock subsequently acquired by the Common Holder due to any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company.


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         2.       Payment for Shares.


                  No payment from Common Holder is required for the Shares.

         3.       Vesting.

                  (a) As of the date of this Agreement, none of the Shares shall be vested and all of the Shares shall be unvested. Any of the Shares which at any point in time are vested pursuant to this Section 3 are referred to herein as "Vested Shares" and any of the Shares which at any point in time have not yet vested are referred to herein as "Unvested Shares" or "Restricted Shares." The Restricted Shares shall vest, subject to Common Holder's continued employment by the Company, according to the terms of Section 2.2.4 of the Employment Agreement.

                  (b) Notwithstanding the vesting schedule in Section 3(a), in the event Common Holder's employment is terminated by the Company without Cause or by Common Holder for Good Reason, all of the Restricted Shares shall vest on Common Holder's final date of employment.

                  (c) Notwithstanding the vesting schedule in Section 3(a), in the event of an Approved Transaction, all of the Restricted Shares shall immediately vest unless otherwise negotiated by the buyer to the mutual satisfaction of Common Holder and the buyer.

         4.       Shares Restricted

         In addition to any other limitation on transfer created by applicable securities laws, Common Holder shall not sell, assign, encumber, transfer, pledge or otherwise dispose of (collectively, "Transfer") any Restricted Shares or any interest in any of the Restricted Shares, except as provided in the next sentence. With the consent of the Board of Directors of the Company, Common Holder may transfer Restricted Shares to his spouse, children or grandchildren or to a trust established by Common Holder for the benefit of Common Holder or Common Holder's spouse, children or grandchildren. A transferee of Restricted Stock must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.

         5.       Forfeiture.

         In the event Common Holder's employment is terminated pursuant to 3.1 of the Employment Agreement for Cause or for Executive's resignation without Good Reason, then the Shares shall be forfeited to the extent that they have not vested before the termination date and do not vest as a result of the termination. Forfeited Restricted Shares shall immediately revert to the Company. Common holder receives no payment for Restricted Shares that are forfeited.


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         6.       Stock Certificates.

         The Restricted Shares will be held by the Company for the benefit of Common Holder. After Shares have vested, a stock certificate for those shares will be released to Common Holder.

         7.       Voting Rights.

         The Restricted Shares shall not carry voting rights.

         8.       Withholding Taxes.

         No stock certificates will be released to Common Holder unless Common Holder has made acceptable arrangements to pay any withholding taxes that may be due as a result of this award or the vesting of any of the Shares. These arrangements may include withholding Shares that otherwise would be released to Common Holder when they vest. These arrangements may also include surrendering shares of Company stock already owned by Common Holder. The fair market value of the shares so surrendered, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes.

         9.       Restrictions on Resale.

         By signing this Agreement, Common Holder agrees not to sell any Shares at a time when applicable laws or Company policies prohibit a sale. This restriction will apply as long as Common Holder is an employee, consultant or director of the Company or a subsidiary of the Company.

         10.      Adjustments.

         In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Restricted Shares that remain subject to forfeiture will be adjusted accordingly.

         11.      Applicable Law.

         This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

         12.      The Plan and Other Agreements.

         The text of the K2 Design, Inc. 1997 Stock Incentive Plan is incorporated in this Agreement by reference. This Agreement, the Plan and the Employment Agreement constitute the entire understanding between the Company and Common Holder regarding the award of Shares. Any prior agreements, commitments or negotiations concerning this award of Shares are


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superceded. This Agreement may be amended only by another written agreement, signed by both parties.


         BY SIGNING THE COVER SHEET OF THIS AGREEMENT, COMMON HOLDER AGREES TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE IN THE PLAN.